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                                                                    EXHIBIT 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the use of our report, dated January 31, 1997, except for Note 2 as to which the date is June 23, 1997, December 12, 1997, June 9, 1998, July 1, 1998 and July 2, 1998, relating to the consolidated statements of income, stockholders' equity and cash flows of Premier Bancshares, Inc. and subsidiaries for the year ended December 31, 1996, included in this Annual Report on Form 10-K and incorporated by reference in the previously filed Registration Statements of Premier Bancshares, Inc. on Forms S-8 (File Numbers 333-29941, 333-60249 and 333-59475) and Form S-3D (File Number 333-60245).


                                  /s/ Mauldin & Jenkins, LLC


Atlanta, Georgia
March 23, 1999